FIRST FINANCIAL NORTHWEST, INC. COMPENSATION RECOVERY POLICY In accordance with the applicable rules of Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 promulgated under the Exchange Act (“Rule 10D-1”) and Nasdaq Listing Rule 5608 (the “Listing Standards”), the Board of Directors of First Financial Northwest, Inc. (the “Company”) has adopted this Policy to provide for the recovery of certain incentive compensation in the event of an Accounting Restatement (as defined below). 1. Administration Except as specifically set forth herein, this Policy shall be administered by the Company’s Compensation and Awards Committee (the “Administrator”). The Administrator is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy. Any determinations made by the Administrator shall be final and binding on all affected individuals and the Company and need not be uniform with respect to each individual covered by the Policy. In the administration of this Policy, the Administrator is authorized and directed to consult with Company counsel, the full Board or such other committees of the Board, such as the Company’s Audit/Compliance/Risk Committee, as may be necessary or appropriate. Subject to any limitation of applicable law, the Administrator may authorize and empower any officer or employee of the Company to take any and all actions necessary or appropriate to carry out the purpose and intent of this Policy (other than with respect to any recovery under this Policy involving such officer or employee). 2. Definitions As used in this Policy, the following definitions shall apply: “Accounting Restatement” means an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (commonly referred to as “Big R” restatements), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (commonly referred to as “little r” restatements). “Administrator” has the meaning set forth in Section 1 hereof. “Applicable Period” means the three completed fiscal years immediately preceding the earlier of (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes (or reasonably should have concluded) that an Accounting Restatement is required or (ii) the date a regulator, court or other legally authorized entity directs the Company to undertake an Accounting Restatement. The “Applicable Period” also includes any transition period that results from a change in the Company’s fiscal year within or immediately following the three completed fiscal years identified in the preceding sentence; except that a transition period that comprises a period of at least nine months shall count as a completed fiscal year. “Covered Executives” means the Company’s current and former executive officers, as determined by the Administrator in accordance with the definition of “executive officer” set forth in Rule 10D-1 and the Listing Standards. “Erroneously Awarded Compensation” has the meaning set forth in Section 5 of this Policy. Exhibit 97

2 “Financial Reporting Measure” is any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measure and includes “non-GAAP” measures for purposes of Regulation G promulgated under the Exchange Act. Financial Reporting Measures include but are not limited to the following (and any measures derived from the following): Company stock price; total shareholder return (“TSR”); revenues; net income; operating income; operating net income, operating pre- tax pre-provision income, tangible book value, tangible book value per share, profitability or growth of one or more reportable segments; financial ratios (e.g., yield on loans, rates on deposits, efficiency ratio, nonperforming loans to total loans, nonperforming assets to total assets, loans to assets ratio, loans to deposits ratio); liquidity measures (e.g., capital, operating cash flow); return measures (e.g., net interest margin, return on assets, return on equity); earnings measures (e.g., earnings per share); any of such financial reporting measures relative to a peer group, where the Company’s financial reporting measure is subject to an Accounting Restatement; and tax basis income. A Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the Securities and Exchange Commission. “Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure. Incentive-Based Compensation is “received” for purposes of this Policy in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of such Incentive-Based Compensation occurs after the end of that period. Examples of “Incentive-Based Compensation” include, but are not limited to: non-equity incentive plan awards that are earned based wholly or in part on satisfying a Financial Reporting Measure performance goal; bonuses paid from a “bonus pool,” the size of which is determined based wholly or in part on satisfying a Financial Reporting Measure performance goal; other cash awards based on satisfaction of a Financial Reporting Measure performance goal; restricted stock awards, restricted stock units, performance share awards or units, stock options and stock appreciation rights that are granted or become vested based wholly or in part on satisfying a Financial Reporting Measure performance goal; and proceeds received upon the sale of shares acquired through an incentive plan that were granted or vested based wholly or in part on satisfying a Financial Reporting Measure performance goal. Examples of compensation that is not “incentive-based compensation” include, but are not limited to: salaries (except to the extent a salary increase is earned wholly or in part based on the attainment of a Financial Reporting Measure performance goal); bonuses paid solely at the discretion of the Compensation and Awards Committee or Board that are not paid from a “bonus pool” that is determined by satisfying a Financial Reporting Measure performance goal; bonuses paid solely upon satisfying one or more subjective standards (e.g., demonstrated leadership) and/or completion of a specified employment period; non-equity incentive plan awards earned solely upon satisfying one or more strategic measures (e.g., consummating a merger or branch acquisition or divestiture), or operational measures (e.g., opening a specified number of branches, completion of a project, increase in market share); and equity awards for which the grant is not contingent upon achieving any Financial Reporting Measure performance goal and vesting is contingent solely upon completion of a specified employment period and/or attaining one or more nonfinancial reporting measures. 3. Covered Executives; Incentive-Based Compensation This Policy applies to Incentive-Based Compensation received by a Covered Executive (a) after beginning services as a Covered Executive; (b) if that person served as a Covered Executive at any time during the performance period for such Incentive-Based Compensation; and (c) while the Company had a listed class of securities on a national securities exchange. This Policy does not apply to Incentive-Based Compensation received by a Covered Executive (x) while that person was serving in a non-executive capacity prior to becoming a Covered Executive or (y) who is a Covered Executive on the date on which the Company is required to prepare an Accounting Restatement but who was not a Covered Executive at any time during the performance period for which the Incentive-Based Compensation is received.

3 4. Required Recoupment of Erroneously Awarded Compensation in the Event of an Accounting Restatement In the event the Company is required to prepare an Accounting Restatement, the Company shall promptly recoup the amount of any Erroneously Awarded Compensation received by any Covered Executive, as calculated pursuant to Section 5 hereof, relating to the Applicable Period. 5. Erroneously Awarded Compensation: Amount Subject to Recovery The amount of “Erroneously Awarded Compensation” subject to recovery under the Policy, as determined by the Administrator, is the amount of Incentive-Based Compensation received by the Covered Executive that exceeds the amount of Incentive-Based Compensation that would have been received by the Covered Executive had such compensation been determined based on the restated amounts. Erroneously Awarded Compensation shall be computed by the Administrator without regard to any taxes paid by the Covered Executive in respect of the Erroneously Awarded Compensation. By way of example, with respect to any compensation plans or programs that take into account Incentive-Based Compensation, the amount of Erroneously Awarded Compensation subject to recovery hereunder includes, but is not limited to, the amount contributed to any notional account based on Erroneously Awarded Compensation and any earnings accrued to date on that notional amount. For Incentive-Based Compensation based on stock price or TSR: (a) the Administrator shall determine the amount of Erroneously Awarded Compensation based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or TSR upon which the Incentive-Based Compensation was received; and (b) the Company shall maintain documentation of the determination of that reasonable estimate and provide such documentation to The Nasdaq Stock Market (“Nasdaq”) and the Covered Executive. 6. Method of Recoupment The Administrator shall determine, in its sole discretion, the timing and method for reasonably promptly recouping Erroneously Awarded Compensation hereunder, which may include without limitation (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“IRC”), and the regulations promulgated thereunder and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Administrator may effect recovery under this Policy from any amount otherwise payable to the Covered Executive, including amounts payable to such individual under any otherwise applicable Company plan, program or contract, including base salary, bonuses or commissions and compensation previously deferred by the Covered Executive. The Company is authorized and directed pursuant to this Policy to recoup Erroneously Awarded Compensation in compliance with this Policy unless the Compensation and Awards Committee of the Board has determined that recovery would be impracticable solely for the following limited reasons, and subject to the following procedural and disclosure requirements: • The direct expense paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on expense of enforcement, the Administrator must make a reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s) to recover and provide that documentation to Nasdaq; or

4 • Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Sections 401(a)(13) or 411(a) of the IRC and the regulations thereunder. 7. Additional Payments The Company shall not be required to award Covered Executives an additional payment if the Accounting Restatement results in a higher Incentive-Based Compensation payment. 8. No Indemnification or Reimbursement of Covered Executives Notwithstanding the terms of any other policy, program, agreement or arrangement, in no event will the Company or any of its affiliates indemnify or reimburse a Covered Executive for any loss under this Policy and in no event will the Company or any of its affiliates pay premiums or reimburse the Covered Executive for premiums he or she paid on any insurance policy that would cover a Covered Executive’s potential obligations with respect to Erroneously Awarded Compensation under this Policy. 9. Administrator Indemnification Any members of the Administrator, and any other members of the Board or officers of the Company who assist in the administration of this Policy, shall not be personally liable for any action, determination or interpretation made with respect to this Policy and shall be fully indemnified by the Company to the fullest extent under applicable law and Company policy with respect to any such action, determination or interpretation. The foregoing sentence shall not limit any other rights to indemnification of the members of the Board under applicable law or Company policy. 10. Effective Date; Retroactive Application This Policy shall be effective as of October 2, 2023 (the “Effective Date”). The terms of this Policy shall apply to any Incentive-Based Compensation that is received by Covered Executives on or after the Effective Date, even if such Incentive-Based Compensation was approved, awarded or granted to Covered Executives prior to the Effective Date. 11. Acknowledgement by Covered Executives; Condition to Eligibility for Incentive-Based Compensation. The Company will provide notice and seek acknowledgement of this Policy from each Covered Executive in the form attached hereto as Exhibit A, provided that the failure to provide such notice or obtain such acknowledgement will have no impact on the applicability or enforceability of this Policy. After the Effective Date, the Company must be in receipt of a Covered Executive’s acknowledgement as a condition to such Covered Executive’s eligibility to receive Incentive-Based Compensation awarded or received after such date. All Incentive-Based Compensation subject to this Policy will not be earned, even if already paid, until the Policy ceases to apply to such Incentive-Based Compensation and any other vesting conditions applicable to such Incentive-Based Compensation are satisfied. 12. Amendment; Termination The Board may amend, modify, supplement, rescind or replace all or any portion of this Policy at any time and from time to time in its discretion, and shall amend this Policy as it deems necessary to comply with applicable law or any rules or standards adopted by a national securities exchange on which the Company’s securities are listed.

5 13. Other Recoupment Rights; Company Claims The Board intends that this Policy shall be applied to the fullest extent of the law. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company under applicable law or pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company. Nothing contained in this Policy, and no recoupment or recovery as contemplated by this Policy, shall limit any claims, damages or other legal remedies the Company or any of its affiliates may have against a Covered Executive arising out of or resulting from any actions or omissions by the Covered Executive. 14. Successors This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives. 15. Exhibit Filing Requirement A copy of this Policy and any amendments thereto shall be posted on the Company’s website and filed as an exhibit to the Company’s Annual Report on Form 10-K.

EXHIBIT A TO BE SIGNED BY THE COMPANY’S EXECUTIVE OFFICERS: Compensation Recovery Policy Acknowledgment The undersigned agrees and acknowledges that I am fully bound by, and subject to, all of the terms and conditions of First Financial Northwest, Inc. Compensation Recovery Policy (as it may be amended, restated, supplemented or otherwise modified from time to time). In the event of any inconsistency between the Policy and the terms of any employment agreement to which I am a party, or the terms of any compensation plan, program or agreement under which any compensation has been granted, awarded, earned or paid, the terms of the Policy shall govern. In the event it is determined by the Administrator that any amounts granted, awarded, earned or paid to me must be forfeited or reimbursed to the Company, I will promptly take any action necessary to effectuate such forfeiture and/or reimbursement. Any capitalized terms used in this Acknowledgment without definition shall have the meaning set forth in the Policy. By: ______________________________________ _________________________________ Name Date ______________________________________ Title